UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2017

SKY RESORT INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Delaware	6719	13-4167393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

E-702, Block E, Pusat Dagangan Phileo Damansara 1

No. 9, Jalan 16/11, Off Jalan Damansara

Petaling Jaya, Selangor, Malaysia

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +60 03-7772 6616

Gold Billion Group Holdings Limited

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2017, Kok Seng Yeap, Eddy resigned as director, chief executive officer and chief financial officer of Sky Resort International Limited (the “Company”) as part of the Company’s management reorganization. The resignation by the individual did not involve any disagreements with the Company or the management of the Company.

In connection with the departure of the aforementioned individual the Company’s Board named the following individuals as current director, chief executive officer and secretary:

•	Yong Fook Ming (Director and Chief Executive Officer)
•	Kok Seng Yeap, Eddy (Secretary)

Mr. Yong Fook Ming, aged 46, started his career in international marketing in his early twenties in Malaysia. He has now over 20 years of experience in global marketing. He joined BUMI INTAN MAJU SDN BHD in Kepong Kuala Lumpur, Malaysia as its marketing director in 1996.  He subsequently took up senior management positions in several marketing companies including CONTOO ENGINEERING SDN BHD and INDERA PAJA SDN BHD in Cheras Kuala Lumpur, Malaysia. Currently, Mr. Yong is the international marketing director of the Company which is engaged in tourism, realty, hotel and Resort development and management.  Mr. Yong Holds a Master of Science in Accounting and Finance from the University of Wales, UK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2017	SKY RESORT INTERNATIONAL LIMITED

	By:	/s/ Yong Fook Ming
Name: Yong Fook Ming Title: Director and Chief Executive Officer